Exhibit 99.1
News Release

Weatherford Announces Appointment of New Co-General Counsel

GENEVA, SWITZERLAND, July 11, 2013—Weatherford International Ltd. (NYSE / Euronext Paris / SIX: WFT) today announces that Alejandro (Alex) Cestero has joined Weatherford as Vice President and Co-General Counsel.  Mr. Cestero previously served as Vice President, General Counsel, Secretary and Chief Compliance Officer of Lufkin Industries, Inc.  Prior to joining Lufkin, Mr. Cestero was the Senior Vice President, General Counsel, Secretary and Chief Compliance Officer of Seahawk Drilling, Inc., and, prior to that, Mr. Cestero was employed by Pride International, Inc. where he served in various positions within the General Counsel's office.   Mr. Cestero holds a J.D. from Stanford University Law School and a B.A. and an M.B.A. from Rice University.

About Weatherford

Weatherford is a Swiss-based, multinational oilfield service company.  It is one of the largest global providers of technology and services for the oil and gas industry. Weatherford operates in over 100 countries and employs over 70,000 people worldwide.

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Contacts:	John H. Briscoe	+1.713.836.4610
Senior Vice President and Chief Financial Officer

	Karen David-Green	+1.713.836.7430
Vice President – Investor Relations